UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): November 25, 2009

Parallel Petroleum Corporation
 (Exact name of registrant as specified in its charter)

Delaware	0-13305	75-1971716
(State or other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

1004 N. Big Spring, Suite 400, Midland, Texas	79701
(Address of Principal Executive Offices)	(Zip Code)

Registrant’s telephone number, including area code: (432) 684-3727

Not Applicable
(Former name or former address if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01. Entry into a Material Definitive Agreement.

In accordance with the Agreement and Plan of Merger dated as of September 15, 2009, by and among Parallel Petroleum Corporation (the “Company”), PLLL Holdings, LLC (“Parent”), and PLLL Acquisition Co. (the “Merger Subsidiary”), as amended by Amendment No. 1 to Agreement and Plan of Merger, dated as of October 13, 2009 (the “Merger Agreement”), the Merger (as defined in the Merger Agreement) was consummated on November 25, 2009. As a result of the Merger, the Merger Subsidiary was merged with and into the Company and the Company became a wholly-owned subsidiary of Parent.

The foregoing description of the Merger Agreement does not purport to be complete and is qualified in its entirety by reference to the full text of the Merger Agreement, which is attached as Exhibit 2.1 to the Form 8-K filed on September 15, 2009, and Amendment No. 1 to the Merger Agreement, which is attached as Exhibit (a)(13) to Amendment No. 2 to the Solicitation/Recommendation Statement on Schedule 14D-9 filed on October 13, 2009.

Item 3.01.	Notice of Delisting or Failure to Satisfy a Continued Listing Rule or Standard; Transfer of Listing.

On November 25, 2009, the Company notified The NASDAQ Global Select Market (“NASDAQ”) of the effectiveness of the Merger. As a result of the Merger, the Company no longer meets the numerical listing requirements of NASDAQ. The Company also notified NASDAQ that following the Merger no shares of the Company’s common stock, par value $0.01 per share (each, a “Share”), remain outstanding, and the Company requested that NASDAQ file with the Securities and Exchange Commission a Notification of Removal from Listing and/or Registration under Section 12(b) of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), on Form 25 to remove the Shares from listing on NASDAQ and to deregister the Shares under the Exchange Act. Consequently, trading of the shares on NASDAQ will cease at market close on November 25, 2009.

Item 3.03. Material Modification to Rights of Security Holders.

In connection with the consummation of the Merger, each Share issued and outstanding immediately prior to the consummation of the Merger (other than Shares held by the Company, Parent, Merger Subsidiary, any wholly-owned subsidiary of the Company, Parent or Merger Subsidiary or any holder of Dissenting Shares (as defined in the Merger Agreement)) was converted into the right to receive an amount in cash equal to $3.15 per Share (the “Merger Consideration”). Upon consummation of the Merger, the Company’s stockholders immediately prior to the consummation of the Merger ceased to have any rights as stockholders in the Company (other than their right to receive the Merger Consideration or their right to appraisal of their Shares under Delaware law) and accordingly no longer have any interest in the Company’s future earnings or growth.

Item 8.01.	Other Events

On November 25, 2009, the Company issued a press release announcing the completion of the Merger. A copy of the press release is attached hereto as Exhibit 99.1 and incorporated by reference herein.

Item 9.01.	Financial Statements and Exhibits.

(d)	Exhibits

99.1	Press Release, dated November 25, 2009.

* * * * *

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

PARALLEL PETROLEUM CORPORATION

Date: November 25, 2009

By:    /s/ Larry C. Oldham

Larry C. Oldham, President

EXHIBIT INDEX

Exhibit No.	Description
99.1	Press Release, dated November 25, 2009.